                                                 POWER OF ATTORNEY

         The undersigned hereby constitutes and appoints Beverly P. Ryder, Kenneth S. Stewart, Paige W. R. White,
Deborah M. Festa, Michael A. Henry, Darla F. Forte, Eileen B. Guerrero and Marga Rosso of Edison International
and/or Southern California Edison Company ("SCE"), signing singly, the undersigned's true and lawful attorney-in-fact to:

        (1)   execute for and on behalf of the undersigned, in any capacity including without limitation in the undersigned's capacity as an officer and/or director of a company including Edison International and/or SCE, or as a trustee, beneficiary or settlor of a trust, Forms 3, 4 and 5, and all amendments and/or supplements thereto, in accordance with Section 16(a) of the Securities Exchange
              Act of 1934 and the rules thereunder;

        (2)   do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 and 5, and all amendments and/or supplements thereto, and timely file such forms with the United States Securities and Exchange Commission and
              any stock exchange or other authority; and

        (3)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Edison International or SCE assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.  The undersigned agrees that the foregoing attorneys-in-fact may rely entirely on information furnished orally or in writing by me to any of them.  The undersigned also agrees to indemnify and hold harmless Edison International and SCE and the foregoing attorneys-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by me to any of them for purposes of executing, acknowledging, delivering or filing Forms 3, 4 and 5 and all amendments and/or supplements thereto, and agrees to reimburse such companies and the attorneys-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities for which such forms are required to be filed including those securities issued by Edison International and/or SCE, unless earlier revoked by the undersigned in a signed writing delivered by registered or certified mail, return receipt requested, to the Secretary of Edison International or SCE.  Notwithstanding anything to the contrary contained herein, upon receipt by the Secretary of Edison International or SCE, this Power of Attorney shall supersede and replace all prior Powers of Attorney executed by me and filed with the Edison International or SCE Secretary appointing Edison International and/or SCE employees to file Forms 3, 4 and 5 with the United States Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934; provided, however, any indemnification and reimbursement agreement contained therein shall survive the termination of said Powers of
Attorney.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of May 2004.

                                                            /s/ France A. Cordova
                                                            -------------------------------
                                                              France A. Cordova